Exhibit 10.37
ADDENDUM
NONQUALIFIED STOCK OPTION AWARD AGREEMENT
FOR INTERNATIONAL PARTICIPANTS
UNDER
THE UNITEDHEALTH GROUP INCORPORATED 2011 STOCK INCENTIVE PLAN

TERMS AND CONDITIONS
This Addendum includes additional terms and conditions that govern the Option granted to the Optionee if the Optionee resides in one of the countries listed herein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement or the Plan.
NOTIFICATIONS
This Addendum may also include notifications regarding exchange control, tax and certain other issues of which the Optionee should be aware with respect to his or her participation in the Plan. The notifications are based on the securities, exchange control, income tax and other laws in effect in the respective countries as of October 2012. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date when the Option is exercised or Shares acquired under the Plan subsequently are sold.
In addition, the notifications are general in nature and may not apply to the Optionee's particular situation, and the Company is not in a position to assure the Optionee of any particular result. Therefore, the Optionee is advised to seek appropriate professional advice as to how the relevant laws in the Optionee's country may apply to his or her situation.
Finally, if Optionee is a citizen or resident of a country other than the one in which Optionee is currently working or transfers employment after the Option was granted, the notifications contained herein may not be applicable.

Brazil

Compliance with Law
By accepting the Options, Optionee acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the Options and the sale of Option Shares acquired through Option exercise.

Exchange Control Information
If Optionee is resident or domiciled in Brazil, he or she will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include Option Shares acquired under the Plan.